Exhibit 4

CERTIFICATE NO.	SHARES

DIANA SHIPPING INC.

COMMON SHARES

Incorporated under the laws of the Republic of the Marshall Islands

DIANA SHIPPING INC.

100,000,000 Common Shares	–	Par Value U.S. $0.01 each
25,000,000 Preferred Shares	–	Par Value U.S. $0.01 each

This Certifies that                                                                                                                                                             is the owner of

fully paid and non-assessable Common Shares, par value U.S. $0.01 each, of

DIANA SHIPPING INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

The Corporation will furnish to any shareholder upon request and without charge a full statement of the designation, relative rights, preferences and limitations of each class and/or series thereof authorized to be issued by the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this

SECRETARY	PRESIDENT